Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies gross profit)

3 Month Rolling Average (%)*

	2005	2006	2007	2008	2009
January	49.0	48.2	39.1	38.1	30.5
February	49.4	47.5	38.4	36.4	31.6
March	48.0	47.2	38.8	37.3	32.6
April	48.2	46.8	39.6	36.9	34.6
May	47.5	46.6	39.6	37.8	36.3
June	46.9	45.5	38.2	37.2	34.7
July	46.6	42.3	39.3	37.1	35.7
August	47.2	39.6	39.0	36.2	34.8
September	47.2	38.4	39.7	32.9
October	47.4	38.7	39.0	33.0
November	47.5	39.9	39.8	31.5
December	48.5	40.3	39.3	32.5

12 Month Rolling Average (%)*

	2005	2006	2007	2008	2009
January	48.8	47.6	41.0	39.0	34.0
February	48.7	47.4	40.5	38.7	33.1
March	48.5	47.4	40.2	38.6	33.0
April	48.5	47.2	39.8	38.3	33.0
May	48.2	47.2	39.4	38.3	33.2
June	48.0	46.9	38.9	38.4	32.7
July	47.9	45.7	39.2	37.8	33.2
August	47.9	44.5	39.2	37.5	33.3
September	47.8	43.7	39.2	36.7
October	47.7	43.0	39.3	36.3
November	47.9	42.4	39.2	35.3
December	47.6	41.9	39.0	34.8

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  The calculated gross profit percentages for November and December of 2008 exclude the impact of purchase accounting inventory step-up adjustments.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.